================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 1999




                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                      0-17136                          74-21226120
  (State or other jurisdiction       (Commission File Number)    (I.R.S. Employer Identification No.)
of incorporation or organization)



     2101 CITYWEST BOULEVARD
          HOUSTON, TEXAS                                         77042-2827
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (713) 918-8800


================================================================================

Item 2.  Acquisition or Disposition of Assets.

         Effective March 30, 1999, a wholly owned subsidiary of BMC Software, Inc., a Delaware corporation (the "Company"), was merged (the "Merger") with and into Boole and Babbage, Inc., a Delaware corporation ("Boole"), pursuant to an Agreement and Plan of Merger, dated October 31, 1998, between the Company and Boole (the "Merger Agreement"). The stockholders of Boole approved the Merger at a special meeting held on March 30, 1999. In the Merger, each issued and outstanding share of common stock of Boole, par value $.001 per share (the "Boole Common Stock") was converted into 0.675 of a share (the "Exchange Ratio") of Company common stock, par value $.01 per share (the "Company Common Stock"). The Exchange Ratio was fixed pursuant to the Merger Agreement and was determined through arm's length negotiations between the parties prior to the signing of the Merger Agreement on October 31, 1998. According to Boston EquiServe, the Company's transfer agent and registrar, approximately 19,117,440 shares of Company Common Stock were issued to the former stockholders of Boole in the Merger. The Boole stockholders will receive cash in lieu of any fractional share of Company Common Stock. The Merger was accounted for as a pooling-of-interests.

         A description of the closing of the Merger is contained in the March 30, 1999 press release of the Company, which is filed herewith as Exhibit 99.1 and incorporated herein by reference. The Merger Agreement is incorporated herein by reference to Annex A of the Proxy Statement/Prospectus contained in Amendment No. 3 to the Company's Registration Statement on Form S-4 (File No. 333-67263), filed with the Securities and Exchange Commission (the "Commission") on February 24, 1999 and declared effective by the Commission on February 25, 1999 (the "Registration Statement"). A description of the Merger, including additional information requested pursuant to Item 2 of Form 8-K, are contained in the Registration Statement, the text of which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired

         The financial statements required to be filed were previously reported on pages 12 through 30 of Exhibit 13.1 to Boole's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed with the Commission on December 29, 1998, and on pages 1 through 6 of Boole's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 filed with the Commission on February 16, 1999, and are incorporated herein by reference.

         (b) Pro Forma Financial Information

     The following unaudited pro forma condensed combined financial statements reflect adjustments to the historical consolidated balance sheets and statements of income of BMC and Boole to give effect to the merger, using the pooling of interests method of accounting for a business combination.

     The unaudited pro forma condensed combined statements of income for the nine months ended December 31, 1997 and 1998 and for the years ended March 31, 1996, 1997 and 1998 assume the merger was effected as of April 1, 1995.

     The unaudited pro forma condensed combined balance sheet as of December 31, 1998 assumes the merger was effected as of December 31, 1998.

     The fiscal year ends for the Company and Boole occur at different dates. The Company's fiscal year end is March 31 while Boole's fiscal year end is September 30. In order to present the pro forma combined results on a comparable basis, certain adjustments were made to Boole's results of operations for certain periods to conform to those of the Company. See "Notes to Unaudited
Pro Forma Condensed Combined Financial Statements" in this section for an explanation of the pro forma adjustments.

     The following unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company and Boole. The following unaudited pro forma condensed combined statements of income are not necessarily indicative of the results of operations that would have occurred had the merger occurred on April 1, 1995, nor are they necessarily indicative of the future operating results of the combined company.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                  DECEMBER 31, 1998
                                  -------------------------------------------------
                                                           PRO FORMA     PRO FORMA
                                     BMC        BOOLE     ADJUSTMENTS     COMBINED
                                  ----------   --------   -----------    ----------
                                                   (IN THOUSANDS)
Current Assets:
  Cash and cash equivalents.....  $  123,070   $ 51,166                  $  174,236
  Investments...................      66,569     43,848                     110,417
  Trade receivables.............     218,443     97,226                     315,669
  Other current assets..........      56,892     15,806                      72,698
                                  ----------   --------                  ----------
          Total current
             assets.............     464,974    208,046                     673,020
Property and equipment, net.....     224,396     10,831                     235,227
Purchased and internally
  developed software, net.......     119,973     13,088                     133,061
Investment securities...........     835,336         --                     835,336
Other long-term assets..........      50,187    107,984                     158,171
                                  ----------   --------                  ----------
          Total assets..........  $1,694,866   $339,949                  $2,034,815
                                  ==========   ========                  ==========
Current liabilities:
  Current portion of deferred
     revenue....................  $  300,385   $ 61,495                  $  361,880
  Other current liabilities.....     130,747     55,258      32,520(A)      218,525
                                  ----------   --------     -------      ----------
          Total current
             liabilities........     431,132    116,753      32,520         580,405
Deferred revenue................     160,247     62,660                     222,907
Other long-term liabilities.....      48,207      1,433                      49,640
                                  ----------   --------     -------      ----------
          Total liabilities.....     639,586    180,846      32,520         852,952
Stockholders' Equity:
  Common stock..................       2,173         31         160(B)        2,364
  Additional paid-in capital....     110,719    105,130     (41,043)(B)     174,806
  Retained earnings.............     962,975     79,739     (32,520)(B)   1,010,194
  Other stockholders' equity....     (20,587)   (25,797)     40,883(B)       (5,501)
                                  ----------   --------     -------      ----------
          Total stockholders'
             equity.............   1,055,280    159,103     (32,520)      1,181,863
                                  ==========   ========     =======      ==========
          Total liabilities and
             stockholders'
             equity.............  $1,694,866   $339,949                  $2,034,815
                                  ==========   ========                  ==========

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                          FOR THE YEAR ENDED MARCH 31, 1996
                               --------------------------------------------------------
                                 MARCH 31,      SEPTEMBER 30,
                                    1996            1995         PRO FORMA    PRO FORMA
                                    BMC             BOOLE       ADJUSTMENTS   COMBINED
                               --------------   -------------   -----------   ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Licenses...................     $290,998        $ 89,542                    $380,540
  Maintenance................      178,908          79,485                     258,393
                                  --------        --------       --------     --------
          Total revenues.....      469,906         169,027                     638,933
Selling and marketing
  expenses...................      130,220          86,753                     216,973
Research and development
  expenses and related
  charges....................       60,976          21,056                      82,032
Cost of maintenance services
  and product licenses.......       55,033          31,293                      86,326
General and administrative
  expenses...................       41,071          17,140                      58,211
Acquired research and
  development costs..........       23,589              --                      23,589
                                  --------        --------       --------     --------
  Operating income...........      159,017          12,785                     171,802
Interest and other income....       16,378           3,907                      20,285
                                  --------        --------                    --------
  Income before taxes........      175,395          16,692                     192,087
Provision for income taxes...       61,842           5,076                      66,918
                                  --------        --------                    --------
  Net earnings...............     $113,553        $ 11,616                    $125,169
                                  ========        ========                    ========
Basic earnings per share.....     $    .55        $    .67                    $    .56
                                  ========        ========                    ========
Shares used in computing
  basic earnings per share...      208,213          17,236                     225,449
Diluted earnings per share...     $    .52        $    .62                    $    .53
                                  ========        ========                    ========
Shares used in computing
  diluted earnings per
  share......................      216,748          18,698                     235,446

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                         FOR THE YEAR ENDED MARCH 31, 1997
                                ----------------------------------------------------
                                MARCH 31,   SEPTEMBER 30,
                                  1997          1996         PRO FORMA     PRO FORMA
                                   BMC          BOOLE       ADJUSTMENTS    COMBINED
                                ---------   -------------   -----------    ---------
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Licenses....................  $409,015      $ 95,219                     $504,234
  Maintenance.................   202,773        84,932                      287,705
                                --------      --------       --------      --------
          Total revenues......   611,788       180,151                      791,939
Selling and marketing
  expenses....................   169,521        91,766                      261,287
Research and development
  expenses and related
  charges.....................    80,210        22,326                      102,536
Cost of maintenance services
  and product licenses........    70,906        34,838                      105,744
General and administrative
  expenses....................    49,887        18,392                       68,279
Acquired research and
  development costs...........    11,259            --                       11,259
                                --------      --------       --------      --------
  Operating income............   230,005        12,829                      242,834
Interest and other income.....    21,129         5,643                       26,772
                                --------      --------       --------      --------
  Income before taxes.........   251,134        18,472                      269,606
Provision for income taxes....    78,149         7,015                       85,164
                                --------      --------       --------      --------
  Net earnings................  $172,985      $ 11,457                     $184,442
                                ========      ========                     ========
Basic earnings per share......  $    .83      $    .64                     $    .81
                                ========      ========                     ========
Shares used in computing basic
  earnings per share..........   208,611        17,931                      226,542
Diluted earnings per share....  $    .78      $    .59                     $    .76
                                ========      ========                     ========
Shares used in computing
  diluted earnings per
  share.......................   222,012        19,450                      241,462

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                            FOR THE YEAR ENDED MARCH 31, 1998
                                     -----------------------------------------------
                                                 ADJUSTED
                                     MARCH 31,   MARCH 31,
                                       1998        1998       PRO FORMA    PRO FORMA
                                        BMC        BOOLE     ADJUSTMENTS   COMBINED
                                     ---------   ---------   -----------   ---------
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Licenses.........................  $549,338    $117,759                  $667,097
  Maintenance......................   238,815      89,646                   328,461
                                     --------    --------     --------     --------
          Total revenues...........   788,153     207,405                   995,558
Selling and marketing expenses.....   221,461      97,716                   319,177
Research and development expenses
  and related charges..............    99,876      25,489                   125,365
Cost of maintenance services and
  product licenses.................    92,926      35,435                   128,361
General and administrative
  expenses.........................    58,955      18,255                    77,210
Merger costs.......................     7,737          --                     7,737
Acquired research and development
  costs............................    65,473          --                    65,473
                                     --------    --------     --------     --------
  Operating income.................   241,725      30,510                   272,235
Interest and other income..........    30,277      13,222                    43,499
                                     --------    --------                  --------
  Income before taxes..............   272,002      43,732                   315,734
Provision for income taxes.........    97,012      12,055                   109,067
                                     --------    --------                  --------
  Net earnings.....................  $174,990    $ 31,677                  $206,667
                                     ========    ========                  ========
Basic earnings per share...........  $    .83    $   1.67                  $    .90
                                     ========    ========                  ========
Shares used in computing basic
  earnings per share...............   211,129      18,941                   230,070
Diluted earnings per share.........  $    .78    $   1.54                  $    .84
                                     ========    ========                  ========
Shares used in computing diluted
  earnings per share...............   224,185      20,609                   244,794

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                      FOR THE NINE MONTHS ENDED DECEMBER 31, 1997
                                  ---------------------------------------------------
                                                              PRO FORMA     PRO FORMA
                                       BMC         BOOLE     ADJUSTMENTS    COMBINED
                                  -------------   --------   -----------    ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Licenses......................    $382,891      $ 86,783                  $469,674
  Maintenance...................     174,542        67,035                   241,577
                                    --------      --------    --------      --------
          Total revenues........     557,433       153,818                   711,251
Selling and marketing
  expenses......................     157,633        72,950                   230,583
Research and development
  expenses and related
  charges.......................      75,084        19,074                    94,158
Cost of maintenance services and
  product licenses..............      64,658        26,621                    91,279
General and administrative
  expenses......................      42,373        13,322                    55,695
Merger costs....................          --            --                        --
Acquired research and
  development costs.............      65,473            --                    65,473
                                    --------      --------    --------      --------
  Operating income..............     152,212        21,851                   174,063
Interest and other income.......      21,471         8,747                    30,218
                                    --------      --------                  --------
  Income before taxes...........     173,683        30,598                   204,281
Provision for income taxes......      67,171         8,375                    75,546
                                    --------      --------                  --------
  Net earnings..................    $106,512      $ 22,223                  $128,735
                                    ========      ========                  ========
Basic earnings per share........    $   0.51      $   1.17                  $   0.56
                                    ========      ========                  ========
Shares used in computing basic
  earnings per share............     210,301        18,928                   229,229
Diluted earnings per share......    $   0.48      $   1.08                  $   0.53
                                    ========      ========                  ========
Shares used in computing diluted
  earnings per share............     224,132        20,569                   244,701

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                      FOR THE NINE MONTHS ENDED DECEMBER 31, 1998
                                     ----------------------------------------------
                                                            PRO FORMA     PRO FORMA
                                       BMC       BOOLE     ADJUSTMENTS    COMBINED
                                     --------   --------   -----------    ---------
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Licenses.........................  $532,241   $ 98,874                  $631,115
  Maintenance......................   212,669     73,562                   286,231
                                     --------   --------     -------      --------
          Total revenues...........   744,910    172,436                   917,346
Selling and marketing expenses.....   213,005     77,925                   290,930
Research and development expenses
  and related charges..............   101,440     19,200                   120,640
Cost of maintenance services and
  product licenses.................    76,624     29,644                   106,268
General and administrative
  expenses.........................    53,278     15,266                    68,544
Acquired research and development
  costs............................    17,304         --                    17,304
                                     --------   --------     -------      --------
  Operating income.................   283,259     30,401                   313,660
Interest and other income..........    35,732     10,041                    45,773
                                     --------   --------                  --------
  Income before taxes..............   318,991     40,442                   359,433
Provision for income taxes.........    85,918     11,325                    97,243
                                     --------   --------                  --------
  Net earnings.....................  $233,073   $ 29,117                  $262,190
                                     ========   ========                  ========
Basic earnings per share...........  $   1.08   $   1.54                  $   1.12
                                     ========   ========                  ========
Shares used in computing basic
  earnings per share...............   215,111     18,893                   234,004
Diluted earnings per share.........  $   1.02   $   1.41                  $   1.05
                                     ========   ========                  ========
Shares used in computing diluted
  earnings per share...............   228,035     20,625                   248,660

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma condensed combined statements of income for the nine months ended December 31, 1997 and 1998 are based on the unaudited consolidated financial statements of BMC for the nine months ended December 31, 1997 and 1998 and the consolidated financial statements of Boole for the years ended September 30, 1997 and 1998 reduced by the unaudited consolidated statements of income of Boole for the six months ended March 31, 1997 and 1998, respectively and increased by the unaudited consolidated statements of income of Boole for the three months ended December 31, 1997 and 1998, respectively. The unaudited pro forma condensed combined statements of income for the years ended March 31, 1996 and 1997 are based on the consolidated financial statements of BMC for the years ended March 31, 1996 and 1997 and Boole for the years ended September 30, 1995 and 1996. The unaudited pro forma condensed combined statement of income for the year ended March 31, 1998 is based on the consolidated financial statements of BMC for the years ended March 31, 1998 and Boole for the year ended September 30, 1997 reduced by the unaudited consolidated statements of income of Boole for the six months ended March 31, 1997 and increased by the unaudited consolidated statements of income of Boole for the six months ended March 31, 1998.

     As a result of the adjustments to conform BMC and Boole's fiscal year ends for the year ended March 31, 1998, Boole's results of operations for the six months ended March 31, 1997, which include total revenues of $96.2 million and a net loss of $0.4 million, have not been included in the unaudited pro forma condensed combined statements of income for the periods presented.

     The unaudited pro forma condensed combined balance sheet is based on the balance sheets of BMC and Boole at December 31, 1998, after giving effect to the adjustments and assumptions described below.

     The unaudited pro forma condensed combined balance sheet reflects expenses expected to be incurred by BMC and Boole in connection with the merger; however, the unaudited pro forma condensed combined statements of income do not reflect such expenses. The unaudited pro forma condensed combined financial statements do not reflect the effect of cost savings and revenue enhancements, if any, which may be realized after consummation of the merger.

     BMC and Boole employ accounting policies that are in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates. In the opinion of management, the unaudited pro forma condensed combined financial statements include all adjustments necessary to present fairly the financial position of BMC and Boole and the results of operations of BMC and Boole.

NOTE 2. PRO FORMA ADJUSTMENTS

     The Company expects to incur charges to operations of approximately $38.3 million (or $32.5 million net of income taxes) for transaction fees, costs incident to the merger and certain identified restructuring charges. These expenses are reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 1998, consistent with SEC reporting rules. These expenses are not reflected in the unaudited pro forma condensed combined statements of income. No adjustments have been reflected in the unaudited pro forma condensed combined financial statements for the benefits that BMC management anticipates to result from the merger. BMC expects to restructure the combined operations, resulting in additional nonrecurring charges, which could be significant. The estimate of restructuring charges is based on the information currently available to management.

     The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments:

    (A) Other current liabilities -- reflects the accrual of the estimated transaction fees, costs incident to the merger and certain identified restructuring charges.

    (B) Stockholders' equity -- Stockholders' equity reflects the issuance of approximately 19,117,440 shares of BMC common stock in exchange for all outstanding shares of Boole common stock at March 30, 1999. Therefore, the historical combined common stock, paid-in capital and retained earnings balances have been adjusted to reflect the number of shares assumed to be issued, the differences in par value per common share of BMC and Boole and the cancellation of Boole treasury stock. Retained earnings has also been adjusted to reflect the accrual of the estimated transaction fees, costs incident to the merger and certain identified frestructuring charges.

         (c) Exhibits

            The following Exhibits are filed as part of this report:

                  2.1 Agreement and Plan of Reorganization, dated as of October 31, 1998, between the Company and Boole (included as Annex A of the Proxy
                           Statement/Prospectus contained in the Company's Registration Statement)

                  23.1     Consent of Ernst & Young LLP

                  23.2     Consent of PricewaterhouseCoopers LLP

                  99.1     Press release, dated March 30, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              BMC SOFTWARE, INC.



Date: June 14, 1999                     By:   /s/ Kevin M. Klausmeyer
                                           -------------------------------------
                                            Name:  Kevin M. Klausmeyer
                                            Title: Vice President, Controller
                                                   and Chief Accounting Officer

                                  EXHIBIT INDEX


   Exhibit
   Number       Description


     2.1 Agreement and Plan of Reorganization, dated as of October 31, 1998, between the Company and Boole (included as Annex A of the Proxy Statement/Prospectus contained in the Company's Registration Statement)

     23.1             Consent of Ernst & Young LLP

     23.2             Consent of PricewaterhouseCoopers LLP

     99.1             Press release, dated March 30, 1999.